Report of Independent Auditors

To the Board of Directors and Shareholders of Titan International, Inc.:

We have audited the accompanying consolidated balance sheets of Titan Europe plc and its subsidiaries as of 31 December 2010 and 2009, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Titan Europe plc and its subsidiaries at 31 December 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Financial Accounting Standards Board and in conformity with International Financial Reporting Standards as adopted by the European Union.

/s/ PricewaterhouseCoopers LLP

Birmingham, United Kingdom
13 February 2013

Titan Europe Plc

Consolidated income statement
for the year ended 31 December 2010

			2010			2009
	Note	£	’000		£	’000
Revenue	4		355,202			258,570
Trading profit/(loss)	4		14,064			(18,130)
Restructuring and rationalisation costs	5		(1,497)			(14,682)
Significant legal costs			(220)			(651)
Net profit/(loss) from operations	4		12,347			(33,463)
Net finance costs	6		(8,068)			(6,325)
Finance charges	7		(859)			(1,538)
Other finance charges	8		(1,443)			(1,498)
Net financing costs			(10,370)			(9,361)
Share of profit of associate and joint venture	19, 20		1,456			1,383
Profit/(loss) before income tax			3,433			(41,441)
Income tax (expense)/credit	9		(807)			7,050
Profit/(loss) for the year attributable to equity shareholders			2,626			(34,391)

Earnings per 40p ordinary share
Basic	11		3.16	p		(41.44p )
Diluted	11		3.14	p		(41.44p )
Dividends
Payments to shareholders	10		-			-

Titan Europe Plc

Consolidated statement of comprehensive income
for the year ended 31 December 2010

		2010		2009
	Note	£	’000	£	’000
Profit/(loss) for the year			2,626		(34,391)
Other comprehensive income
Hedge accounting on financial instruments
- current year losses			(24)		(973)
- reclassification to income statement			(359)		1,930
Tax credit/(charge) on hedge accounting on financial instruments	30		105		(277)

Net actuarial gains/(losses) on pension liabilities	31		23		(60)
Tax on net actuarial gains/(losses) on pension liabilities	30		-		25

Movement in translation adjustment			5,742		1,603
Other comprehensive income, net of tax			5,487		2,248
Total comprehensive income/(expense) for the period attributable to equity shareholders			8,113		(32,143)

Titan Europe Plc

Consolidated balance sheet
as at 31 December 2010

		2010	2009
	Note	£'000	£'000
ASSETS
Non-current assets
Property, plant and equipment	16	142,377	150,177
Intangible assets	17	53,608	54,327
Investments	18	17,129	15,422
Deferred taxes	30	37,392	36,856
Trade and other receivables	21	375	138
Total non-current assets		250,881	256,920
Current assets
Inventories	23	96,730	84,417
Trade and other receivables	21	81,535	59,046
Income tax recoverable		799	1,608
Cash and cash equivalents	24	30,488	19,046
Held for sale assets	22	2,341	2,469
Total current assets		211,893	166,586
Total assets		462,774	423,506

LIABILITIES
Non-current liabilities
Borrowings	29	106,674	124,744
Trade and other payables	25	2,422	2,805
Derivative financial instruments	26	2,569	3,249
Deferred taxes	30	19,183	20,074
Employee benefits	31	9,497	11,045
Provisions	32	814	818
Total non-current liabilities		141,159	162,735
Current liabilities
Borrowings	29	57,470	43,303
Trade and other payables	25	99,955	64,311
Income tax and other tax payable		6,688	4,547
Derivative financial instruments	26	2,874	1,691
Employee benefits	31	1,731	2,333
Provisions	32	1,733	2,112
Total current liabilities		170,451	118,297
Total liabilities		311,610	281,032
Net assets		151,164	142,474
Equity and reserves
Issued share capital	33	33,192	33,192
Share premium account		77,248	77,248
Other reserves		6,458	6,458
Retained earnings		34,266	25,576
Total attributable to equity shareholders		151,164	142,474

Titan Europe Plc

Consolidated statement of changes in equity
for the year ended 31 December 2010

	Attributable to Equity holders of the Company
							Retained earnings
	Issued share capital		Share premium account		Other reserves		Retained earnings reserve		Hedging reserve		Currency translation reserve		Total
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
Year ended 31 December 2009
At 1 January 2009		33,192		77,248		6,458		39,573		(3,363)		21,359		174,467

Transactions with owners:
Credit in respect of employee share schemes		-		-		-		150		-		-		150
		-		-		-		150		-		-		150

Loss for the year		-		-		-		(34,391)		-		-		(34,391)

Other comprehensive income:
Movement in translation adjustment		-		-		-		-		-		1,603		1,603
Hedge accounting on financial instruments		-		-		-		-		957		-		957
Tax on hedge accounting on financial instruments		-		-		-		-		(277)		-		(277)
Actuarial losses on pension liabilities		-		-		-		(60)		-		-		(60)
Tax on actuarial losses for the year		-		-		-		25		-		-		25
Total comprehensive income for the year		-		-		-		(34,426)		680		1,603		(32,143)

At 31 December 2009		33,192		77,248		6,458		5,297		(2,683)		22,962		142,474

Titan Europe Plc

Consolidated statement of changes in equity (continued)
for the year ended 31 December 2010

	Attributable to Equity holders of the Company
							Retained earnings
	Issued share capital		Share premium account		Other reserves		Retained earnings reserve		Hedging reserve		Currency translation reserve		Total
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
Year ended 31 December 2010
At 1 January 2010		33,192		77,248		6,458		5,297		(2,683)		22,962		142,474

Transactions with owners:
Credit in respect of employee share schemes		-		-		-		577		-		-		577
		-		-		-		577		-		-		577

Profit for the year		-		-		-		2,626		-		-		2,626

Other comprehensive income:
Movement in translation adjustment		-		-		-		-		-		5,742		5,742
Hedge accounting on financial instruments		-		-		-		-		(383)		-		(383)
Tax on hedge accounting on financial instruments		-		-		-		-		105		-		105
Actuarial gains on pension liabilities		-		-		-		23		-		-		23
Tax on actuarial gains for the year		-		-		-		-		-		-		-
Total comprehensive income for the year		-		-		-		2,649		(278)		5,742		8,113

At 31 December 2010		33,192		77,248		6,458		8,523		(2,961)		28,704		151,164

Other reserves represent a capital contribution reserve which in the opinion of the directors is not distributable.
The Hedging reserve represents the cumulative portion of gains and losses on hedging instruments deemed effective.
The Currency translation reserve relates to exchange differences arising on the translation of the net assets of the Group’s foreign operations, from their functional currency into the Parent’s functional currency.

Titan Europe Plc

Consolidated cash flow statement
for the year ended 31 December 2010
		2010		2009
	Note	£	’000	£	’000
Profit/(loss) for the year			2,626		(34,391)
Adjustments for:
Depreciation	16		16,187		17,620
Amortisation	17		967		1,038
Impairment	16		-		2,868
Profit on sale of property, plant and equipment and other intangible assets			(986)		(819)
Loss on re-measurement of held for sale assets	22		-		472
Net finance expense			10,606		10,852
Foreign exchange gains			(236)		(1,491)
Share of (profit) of associate and joint venture			(1,456)		(1,383)
Income tax expense/(credit)			807		(7,050)
Operating cash flow before changes in working capital and other non-cash changes			28,515		(12,284)
(Increase)/decrease in inventories			(11,481)		38,125
(Increase)/decrease in trade and other receivables			(22,797)		31,109
Increase/(decrease) in trade and other payables			38,688		(44,443)
Decrease in provisions and employee benefits			(2,378)		(2,584)
Other non-cash changes			632		1,911
Cash generated from operations			31,179		11,834
Interest paid			(8,309)		(8,256)
Income taxes paid			(1,203)		(273)
Net cash generated from operating activities			21,667		3,305
Proceeds from sales of property, plant and equipment			586		716
Proceeds from sales of intangible assets			-		129
Proceeds from sale of held for sale assets	22		4		1,336
Dividends received			219		245
Purchases of property, plant and equipment			(11,145)		(4,669)
Purchases of intangible assets			(195)		(611)
Net cash used in investing activities			(10,531)		(2,854)
Cash flows from financing activities
Increase in/(repayment of) borrowings			5,869		(9,622)
Payment of finance lease liabilities			(2,911)		(2,505)
Net cash generated from/(used in) financing activities			2,958		(12,127)
Net increase/(decrease) in cash and cash equivalents			14,094		(11,676)
Cash and cash equivalents at the beginning of the year			(5,422)		6,697
Effect of exchange rate fluctuations on cash held			936		(443)
Cash and cash equivalents at the end of the year	24		9,608		(5,422)

For the purposes of presenting the cash flow statement the components of cash and cash equivalents are offset. A reconciliation between the cash flow statement and the balance sheet presentation is shown in note 24.

Titan Europe Plc

Reconciliation of cash flow to net debt
for the year ended 31 December 2010

		At 1 January 2010	Cash flow	Other non-cash changes	Exchange movements	At 31 December 2010
	Note	£000	£000	£000	£000	£000
Cash and cash equivalents	24	19,046	11,170	-	272	30,488
Overdrafts	29	(24,468)	2,924	-	664	(20,880)
		(5,422)	14,094	-	936	9,608
Borrowings due after one year *	29	(119,544)	11,453	(1,898)	5,217	(104,772)
Borrowings due within one year *	29	(15,747)	(17,322)	160	(381)	(33,290)
Finance leases due after one year *	29	(5,200)	3,148	(82)	232	(1,902)
Finance leases due within one year *	29	(3,088)	(237)	(96)	121	(3,300)
Liquid resources	21	971	(97)	-	(26)	848
Net debt		(148,030)	11,039	(1,916)	6,099	(132,808)

*Included within the cash flow column is the net cash flow after taking into consideration changes in ageing of the borrowings and finance leases.

Titan Europe Plc

Notes to the consolidated financial statements
for the year ended 31 December 2010

1	Accounting policies

a)	General information

Titan Europe Plc is a company incorporated in the United Kingdom under the Companies Act. The address of the registered office is Bridge Road, Cookley, Kidderminster, Worcestershire, DY10 3SD.

The principal activity of the Group is the manufacture and sale of steel wheels and undercarriages for the off highway vehicles industry.  Principal markets are construction, agriculture and mining.

b)	Basis of preparation

The Group consolidated financial statements have been prepared in accordance with the Companies Act 2006 as applicable to companies reporting under IFRS and with those IFRS standards and IFRIC interpretations issued, effective and endorsed by the European Union as at the time of preparing these statements.  The financial statements are also in compliance with IFRS as issued by the International Accounting Standards Board.

The Group consolidated financial statements have been prepared on a going concern basis. The directors have reviewed the funding position of the Group and the Company in light of the amended facilities with Intesa Sanpaolo SpA and UniCredit SpA. In doing so the directors have considered and forecasted the cash flow requirements of the Group and the Company arising from operational, investment and financing activities and they believe it is appropriate to prepare these financial statements on a going concern basis.

The financial statements have been prepared based on the accounting policies noted below, which are the same as the year ended 31 December 2009.  They have been prepared under the historical cost convention, as modified by the revaluation of certain non-current financial assets and liabilities (including derivative financial instruments) at fair value through the profit or loss.

c)	Basis of consolidation

Subsidiaries

Subsidiaries are entities over which the Group has the power to govern the financial and operating policies generally accompanying a shareholding of more than 50% of the voting rights. In assessing control potential voting rights that are currently exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date of acquisition. They are de-consolidated from the date that control ceases. All business combinations are accounted for by the acquisition method.  The cost of the acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree.  Acquisition related costs are expensed as incurred.

Intra-Group transactions

Intra-Group transactions and balances and any unrealised gains and losses arising from intra-Group transactions are eliminated. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with policies adopted by the Group.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

1	Accounting policies (continued)

Associates

Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies.  The consolidated financial statements include the Group’s share of the total comprehensive income and expense of associates on an equity accounted basis, from the date that significant influence commences until the date that significant influence ceases. The Group’s investment in associates includes goodwill identified on acquisition, net of accumulated impairment loss. When the Group’s share of losses exceeds its interest in an associate, the Group’s carrying amount is reduced to nil and recognition of further losses is discontinued except to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of an associate.

Joint venture

Joint ventures are those entities where joint control exists and strategic operating, investing and financing decisions require the consent of a majority of the owners. The consolidated financial statements include the Group’s share of the total comprehensive income and expense of the joint venture on an equity method of accounting.

d)	Presentation of the Income Statement

The format of the income statement adopted by the Group combines the specific requirements of IFRS together with additional disclosures designed to assist the understanding of the Group’s performance.  The format is further explained below.

Profit/(loss) from operations is the result of the continuing subsidiary companies prior to finance costs and taxation.  In order to present consistent and comparable information this is further analysed to show the results of normal trading activities (trading profit/(loss)), and individually significant items, which are considered exceptional.  Such items arise because of their size or nature and comprise:

-	charges relating to the restructuring and rationalisation programme;
-	significant legal costs;
-	the impact of curtailments to the Group’s post employment schemes; and
-	the movement on fair value of forward foreign exchange contracts.

Net finance costs represent the cash costs and other charges arising from the Group’s financing activities.  These have been further analysed in order to provide clarity over these costs as follows:

Cash costs/income
-	Financing costs represents the Group’s interest cost on outstanding borrowings along with the impact of currency movements on borrowings denominated in foreign currencies.

Non-cash costs/income
-
Finance charges represents the interest charge associated with the Group’s post employment obligations, offset by the expected return on the Group’s pension scheme assets and gains/losses on re-measurement of interest rate swaps; and

-	Other finance charges represent the unwinding of fair value adjustments made to acquired debt instruments.

e)	Foreign currency

Transactions in foreign currencies are translated at exchange rates approximating to the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the foreign exchange rate ruling at that date.  Foreign exchange differences arising on translation are recognised in the income statement.  Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets such as foreign exchange swaps denominated in foreign currencies that are stated at fair value are translated at foreign exchange rates ruling at the dates the fair value was determined.

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on consolidation, are translated at foreign exchange rates ruling at the balance sheet date.  The revenues and expenses of foreign operations are translated at an average rate for the period where this rate approximates to the foreign exchange rates ruling at the dates of the transactions.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

1	Accounting policies (continued)

Exchange differences arising from this translation of foreign operations, and of related qualifying hedges that satisfy the hedging conditions of IAS 39, are taken directly to retained earnings. They are released into the income statement upon disposal.

The Group has taken advantage of relief available in IFRS 1 to deem the cumulative translation differences for all foreign operations to be zero at the date of transition to IFRS (1 January 2006).

The functional currency of a subsidiary is determined by certain primary and secondary factors. Once determined, this functional currency is used and translated for consolidation purposes.  For the purpose of the consolidated financial statements, the results and financial position of each Group company are expressed in pound sterling, which is the functional currency of the Company, and the presentation currency for the consolidated financial statements.

f)	Investments in debt and equity securities

Unlisted equity investments are stated at cost less impairment where the investment does not have a quoted market price in an active market that cannot be reliably measured.

g)	Derivative financial instruments and hedging

Derivative financial instruments

Derivative financial instruments are primarily used to manage the Group’s exposure to market risks from changes in interest and foreign exchange rates. Derivative financial instruments are recognised at fair value.

Where derivative financial instruments are not designated as or not determined to be effective hedges, any gain or loss on the re-measurement of the fair value is taken to the income statement.

The fair value of interest rate swaps is the estimated amount that the Group would receive or pay to terminate the swap at the balance sheet date, taking into account current interest rates and the current creditworthiness of the swap counterparties.  The fair value of forward exchange contracts is their quoted market price at the balance sheet date, being the present value of the quoted forward price.

Cash flow hedges

Where a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognised asset or liability, or a highly probable forecast transaction, the effective part of any gain or loss on the derivative financial instrument is recognised directly in retained earnings.  Any ineffective portion of the hedge is recognised immediately in the income statement.

When the forecast transaction subsequently results in the recognition of a non-financial asset or non-financial liability, the associated cumulative gain or loss remains in the hedging reserve and is reclassified into the income statement in the same year or years during which the asset acquired or liability assumed affects the income statement, i.e. when a non-financial asset is depreciated.

If a hedge of a forecasted transaction subsequently results in the recognition of a financial asset or financial liability, the associated gains or losses that were recognised directly in equity are reclassified into the income statement in the same year or years during which the asset acquired or liability assumed affects the income statement, i.e. when the interest income or expense is recognised.

When a hedging instrument expires or is sold, terminated or exercised, or the entity revokes designation of the hedge relationship but the hedged forecast transaction is still expected to occur, the cumulative gain or loss at that point remains in equity and is deferred in accordance with the above policy when the transaction occurs. If the hedged transaction is no longer expected to take place, the cumulative unrealised gain or loss recognised in equity is recognised in the income statement immediately.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

1	Accounting policies (continued)

h)	Property, plant and equipment

Property, plant and equipment are stated at cost, which includes the purchase cost plus costs directly associated with bringing the asset into use including interest, where required, less accumulated depreciation and impairment losses.

Where parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

Depreciation is charged to the income statement on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment which are reviewed on an annual basis. Land is not depreciated. The residual values are re-assessed on an annual basis. The estimated useful lives are as follows:

Freehold buildings #                                                      33-40 years

Plant and machinery                                                      5-30 years

Tools                                           4-6 years (included in fixtures, fittings, tools and equipment in note 16)

Fixtures, fittings and office equipment                                                                3-5 years (included in fixtures, fittings, tools and equipment in note 16)

Motor vehicles                                                      2-4 years (included within plant and machinery in note 16)

# The normal estimated life for freehold buildings is between 33 and 40 years, however, when a company is acquired and asset fair values are reviewed external guidance is sought on the useful life which may differ from this range.

Leasehold property is depreciated over the life of the lease.

Assets in the course of construction are included in property, plant and equipment on the basis of expenditure incurred at the balance sheet date. No depreciation is charged on assets in the course of construction until they are brought into operational use.

i)	Held for sale assets
Assets or groups of assets are reclassified as held for sale assets in accordance with IFRS 5 when management have committed to a plan to sell the asset and an active program is in place to locate a buyer. The asset is measured at the lower of carrying value or cost, and once the asset is classified as held for sale it is no longer depreciated or amortised. See note 22.

j)	Finance leases
Leases in which the Group assumes substantially all the risks and rewards of ownership of the leased asset are classified as finance leases.  Where land and buildings are held under finance leases, the accounting treatment of the land is considered separately from that of the buildings.  Leased assets acquired by way of finance lease are stated at an amount equal to the lower of their fair value and the present value of the minimum lease payments at inception of the lease, less accumulated depreciation and impairment losses and included within property, plant and equipment.

In line with the requirements of IAS 17, sale and finance leaseback assets are treated as having being sold and re-acquired with any gains recognised over the life of the lease.

k)	Intangible assets

Goodwill
Goodwill, arising on acquisitions which have occurred since 1 January 2006, represents the difference between the fair value of the purchase consideration and the fair value of the identifiable net assets and contingencies of an acquired entity.  Consideration includes the attributable costs of the acquisition.  In respect of acquisitions which occurred prior to 1 January 2006, goodwill is included on the basis of its deemed cost, which represents the amount recorded under previous GAAP.  This is in accordance with the transitional provisions of IFRS 1.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

1	Accounting policies (continued)

Positive goodwill is recognised as an asset in the consolidated balance sheet and is subject to annual impairment review.  Goodwill arising on the acquisition of subsidiary undertakings is recognised separately as an intangible asset in the consolidated balance sheet.  Goodwill arising on the acquisition of associated undertakings is included within the carrying value of the investment.  In accordance with the transitional provisions of IFRS 3, any goodwill previously written off to reserves remains in reserves.

Goodwill is stated at cost less impairment.  Goodwill is not amortised but allocated to cash generating units and is tested annually for impairment.

Research and development
Research expenditure is written off as incurred.

Where development expenditure results in a new or substantially improved product, service or process then such costs will be capitalised and amortised over the useful life and periodically reviewed for impairment.

Computer software costs
Where computer software is not integral to an item of property, plant and equipment its costs are capitalised and categorised as intangible assets. Amortisation is provided on a straight-line basis over its useful economic life which is between three and five years.

Other intangible assets
Other intangible assets are stated at cost less accumulated amortisation and impairment losses.

Amortisation is charged on a straight-line basis and is based on the useful economic lives of the assets concerned which are principally as follows:

Licences and patents                                                      3-15 years

l)	Impairment

The carrying amounts of the Group’s assets are tested to determine if there is any indication of impairment. Assets which have an indefinite useful life are not subject to amortisation and are tested for impairment at each balance sheet date.  Assets subject to depreciation and amortisation are reviewed for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognised in the income statement based on the amount by which the carrying amount exceeds the recoverable amount.  The recoverable amount is the higher of fair values less costs to sell and value in use.

m)	Trade and other receivables

Trade and other receivables are recognised initially at fair value and subsequently at their amortised cost less impairment losses based on the directors’ view of the collectability of those receivables.   The amount of the provision is the difference between the assets carrying amount and the present value of estimated future cash flows.

n)	Inventories

Inventories are stated at the lower of cost and net realisable value (being the estimated selling price in the ordinary course of business less estimated costs of completion and selling expenses). Cost is determined on a first in first out basis. Cost comprises raw material, direct labour and appropriate production overheads based on the normal levels of business activity.  Provision for slow moving or obsolete inventories are based upon the directors’ view of the recoverable value of the individual items included within inventory, based on ageing reports and usage reports.

o)	Cash and cash equivalents

Cash and cash equivalents comprise cash balances and call deposits.  Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management are included as a component of cash and cash equivalents for the purpose only of the statement of cash flows.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

1	Accounting policies (continued)

p)	Interest-bearing borrowings

Interest-bearing borrowings are recognised initially at fair value less attributable transaction costs.  Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis.

q)	Trade and other payables

Trade and other payables are stated at amortised cost.

r)	Dividends

Dividends are recognised in the year in which they are approved by the Group’s shareholders or, in the case of an interim dividend, when the dividend is paid.

s)	Employee benefits

Defined contribution schemes

Obligations for contributions to defined contribution pension schemes are recognised as an expense in the income statement as incurred.

Defined benefit schemes

For defined benefit pension schemes, the cost of providing benefits is calculated annually by independent actuaries using the projected unit credit method.  The retirement benefit obligation recognised in the balance sheet represents the excess of the present value of scheme liabilities over the fair value of scheme assets.  Differences between the actual and expected returns on assets and experience gains and losses arising on scheme liabilities during the year, together with differences arising from changes in assumptions, are recognised in the consolidated statement of comprehensive income.

Contributions to the scheme are paid in accordance with the scheme rules and the recommendation of the actuary.  The charge to the income statement reflects the current and past service cost of such obligations.  The expected return on scheme assets and the interest cost on scheme liabilities are included within the finance charges in the income statement.

Other post-retirement benefit scheme and long-term benefits scheme

For the accrued benefit schemes and long service leave provision the cost of providing benefits is calculated at least annually by independent actuaries using the projected unit credit method.  The accrued benefit obligation recognised in the balance sheet represents the present value of scheme liabilities. The experience gains and losses arising on scheme liabilities during the year, together with differences arising from changes in assumptions, are recognised in the consolidated statement of comprehensive income in the year. The charge to the income statement reflects the current and past service cost of such obligations and the impact of curtailments.  The expected return on scheme assets and the interest cost on scheme liabilities are included within the finance charges in the income statement.

t)	Share-based payment transactions

The share option programme allows Group employees to acquire shares of the ultimate Parent Company (Titan Europe Plc); these awards are granted by the ultimate Parent.  The fair value of options granted is recognised as an employee expense with a corresponding increase in equity.  The fair value is measured at grant date and spread over the period during which the employees become unconditionally entitled to the options.  The fair value of the options granted is measured using an option valuation model, taking into account the terms and conditions upon which the options were granted.  The amount recognised as an expense is adjusted to reflect the actual number of share options that vest except where forfeiture is due only to share prices not achieving the threshold for vesting.  In accordance with the transitional arrangements of IFRS 2, no expense is recorded for equity settled options granted prior to 7 November 2002 nor for those vested by 1 January 2006.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

1	Accounting policies (continued)

u)	Provisions

A provision is recognised in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

Warranty provisions are made for specific product issues based on an estimate of the likely cost arising. It has been deemed prudent to provide for an amount based on historical information.

v)	Revenue
Revenue represents the total value of amounts invoiced to all customers in respect of goods or services rendered during the year net of credit notes, returns and any contractually agreed discounts, excluding value added tax.

Invoices for goods are raised when the risks and rewards of ownership have passed which may differ between customers depending on the contractual arrangements in place.

Revenue is recognised in the income statement when it can be reliably measured, along with the associated costs, and its collectability is reasonably assured.

w)	Expenses

Operating lease payments

Payments made under operating leases are recognised in the income statement on a straight-line basis over the term of the lease.  Lease incentives received are recognised in the income statement as an integral part of the total lease expense.

Finance lease payments

Minimum lease payments are apportioned between the finance charge and the reduction of the outstanding liability. The finance charge is allocated to each year during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Net financing costs

Net financing costs comprise interest payable, finance charges on finance leases, interest receivable on funds invested, dividend income, foreign exchange gains and losses and gains and losses on hedging instruments that are recognised in the income statement, unwinding of fair value adjustments, post employment obligation charges and expected return on pension scheme assets.

Interest income and interest payable is recognised in the income statement as it accrues, using the effective interest method. Dividend income is recognised in the income statement on the date the entity’s right to receive payments is established.

Government grants

Grants receivable from governments or similar bodies are credited to the balance sheet in the period in which conditions relating to the grant are met. Where they relate to specific assets they are amortized on a straight-line basis over the same period the asset is depreciated. Where they relate to revenue expenditure and/or non-asset criteria they are taken to the income statement to match the period in which the expenditure is incurred and criteria met.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

1	Accounting policies (continued)

x)	Taxation
Tax on the profit or loss for the year comprises current and deferred tax.  Tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is provided on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.  The following temporary differences are not provided for: the initial recognition of goodwill; the initial recognition of assets or liabilities that affect neither accounting nor taxable profit other than in a business combination, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future.  The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised.

y)	Segmental reporting

IFRS 8 ‘Operating Segments’ requires a ‘management approach’, under which segment information is presented on the same basis as that used for internal reporting purposes. The segments are reported in a manner that is more consistent with the internal reporting provided to the Chief Operating Decision Maker (CODM). Goodwill is allocated by management to groups of cash generating units on a segment level, the allocation of goodwill remains as reported in 2009, between the Wheels and Undercarriage segments.

Operating segments are reported in a manner consistent with the internal reporting provided to the CODM on a monthly basis. The CODM has been identified as the Chief Executive Officer (CEO) who is responsible for assessing performance of the operating segments and allocating resources to these segments.

z)	Standards, amendments to standards and interpretations issued but not yet applied

Interpretations effective in 2010:

IFRS 3 (Revised) ‘Business Combinations’ and consequential amendments to IAS 27 ‘Consolidated and Separate Financial Statements’, IAS 28 ‘Investments in Associates’ and IAS 31 ‘Interests in Joint Ventures’ regarding fair values at the acquisition date and treatment of contingent payments.

IFRIC 17 ‘Distribution of non-cash assets to owners’ regarding distributions of non-cash assets to shareholders.

IFRS 5 (Amendment) ‘Non-current assets held for sale and discontinued operations’ regarding disclosure of assets and liabilities when there is a partial loss of control.

IAS 38 (Amendments) ‘Intangible assets’ regarding methods of amortisation and recognition of prepaid goods and services.

Standards, amendments and interpretations to existing standards which are not yet effective

The following is a summary of relevant revisions and amendments to standards and interpretations which are unlikely to have a material impact on the Group’s results, assets or liabilities.

IFRS 9 ‘Financial instruments’ regarding classification and measurement of financial assets.

IAS 24 (Revised) ‘Related party disclosures’ clarification on the definition of related parties.

IFRIC 19 ‘Extinguishing financial liabilities with equity instruments’ regarding the accounting by an entity when the terms of a financial liability are renegotiated and result in the entity issuing equity instruments.

There are a number of standards, amendments and interpretations that are not relevant to the Group which have therefore not been listed above.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

1	Accounting policies (continued)

aa)	Significant judgements, key assumptions and estimates

The Group’s significant accounting policies are set out above. The preparation of financial statements, in conformity with IFRS, requires the use of estimates, subjective judgement and assumptions that may affect the amounts of assets and liabilities at the balance sheet date and reported profit and earnings for the year. The directors base these judgements on the basis of past experience, professional expert advice and other relevant evidence. The accounting policies where the directors consider that more complex estimates, judgements and assumptions have to be made are those in respect of intangible assets, derivative financial instruments, employee benefits and taxation. See note 3.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

2	Financial risk management

Financial risk factors

The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk, fair value interest rate risk and cash flow interest rate risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group’s financial performance. The Group uses derivative financial instruments to hedge certain risk exposures.

Risk management is carried out centrally under policies approved by the Board of directors. Centrally management identify, evaluate and hedge financial risks in close co-operation with the Group’s operating units. The Board provides written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.

Market risk

Foreign exchange risk

The Group operates internationally and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the euro and the sterling. Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations.

Management has set up a policy to require Group companies to manage their own foreign exchange risk against their functional currency. Where appropriate, and in agreement with Group management, companies are required to hedge certain foreign exchange risk exposure. To manage their foreign exchange risk arising from future commercial transactions and recognised assets and liabilities, entities in the Group use forward contracts, transacted externally. Foreign exchange risk arises when future commercial transactions are denominated in a currency that is not the entity’s functional currency.

Simple forward foreign exchange contracts were in place in the UK in 2010 to cover adverse movements in the euro to sterling currencies on revenues generated in the UK which are denominated in euros (see note 28).  Complex foreign exchange contracts entered into in 2007 are no longer used in the UK and therefore the only balance in the 2010 accounts relates to the £nil accrual (2009: £2,829,000) for the close out value of the RBS contracts. There is no charge to the income statement in 2010 for the exceptional movement on fair value of forward exchange contacts (2009: £nil).

As the Group derives a significant amount of its earnings from overseas operations, the Group is affected by movements in exchange rates, primarily the euro.  This would affect both the balance sheet and the income statement.  For a 5% movement in the euro exchange rate, the operating profit would be affected by £1,246,000 (2009: £1,361,000) and the net assets by £583,000 (2009: £695,000).

Cash flow and fair value interest rate risk

As the Group has no significant interest-bearing assets, the Group’s income and operating cash flows are substantially independent of changes in market interest rates.

The Group’s interest rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Group to cash flow interest rate risk. Borrowings issued at fixed rates expose the Group to fair value interest rate risk. During 2010 and 2009, the Group’s borrowings at variable rate were primarily denominated in the euro.

Based on calculations performed, the impact on post-tax profit of a 1.0 percentage point shift in variable interest rates would be a maximum increase or decrease of £753,000 of interest expense. However, to mitigate this risk 89% of the floating rate debt outstanding at 31 December 2010 was covered by a floating-to-fixed interest rate swap.

Based on the various scenarios, the Group manages its cash flow interest rate risk by using floating-to-fixed interest rate swaps. Such interest rate swaps have the economic effect of converting borrowings from floating rates to fixed rates. Generally, the Group raises long-term borrowings at floating rates and swaps them to fixed rates that are lower than those available if the Group borrowed at fixed rates directly. Under the interest rate swaps, the Group agrees with other parties to exchange, at specified intervals (primarily quarterly), the difference between fixed contract rates and floating-rate interest amounts calculated by reference to the agreed notional amounts.

Credit risk

Credit risk is managed on a divisional basis. Credit risk arises from cash and cash equivalents, derivative financial instruments and deposits with banks and financial institutions, as well as credit exposures to Original Equipment Manufacturers (OEMs), and after-market customers, including outstanding receivables and committed transactions. Credit control assesses the credit quality of the customer, taking into account its financial position, past experience and other factors. The utilisation of credit limits is regularly monitored (see also note 27).

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

2	Financial risk management (continued)

Liquidity risk

Prudent liquidity risk management implies maintaining sufficient cash and the availability of funding through an adequate amount of committed credit facilities. Due to the dynamic nature of the underlying businesses, the Group maintains flexibility in funding by maintaining availability under committed and uncommitted credit lines. The Group ensures that sufficient liquidity is available to meet obligations when they fall due and maintain sufficient flexibility in order to fund investment and acquisition objectives. Liquidity needs are assessed through short and long-term forecasts. Cash flow forecasting is performed in the operating entities of the Group. Group finance monitors headroom on all borrowing facilities. Undrawn borrowing facilities at the year end amounted to £44,039,000 (2009: £53,058,000).

The table below analyses the Group’s financial liabilities and net-settled derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows including contractual interest payment and finance lease charge cash flows.  The difference between contractual undiscounted cash flows, and the book value of borrowings of £4,162,000 (2009: £5,886,000) is explained in note 29.

At 31 December 2010	Less than 1 year		Between 1 and 2 years		Between 2 and 5 years		Over 5 years
	£	’000	£	’000	£	’000	£	’000
Borrowings		(57,470)		(24,697)		(85,708)		(431)
Contractual interest payments and finance lease charges		(548)		(3,421)		(2,414)		-
Derivative financial instruments		(2,874)		(2,354)		(215)		-
Trade and other payables		(99,955)		(258)		(1,206)		(958)

At 31 December 2009	Less than 1 year		Between 1 and 2 years		Between 2 and 5 years		Over 5 years
	£	’000	£	’000	£	’000	£	’000
Borrowings		(43,303)		(23,147)		(87,607)		(19,876)
Contractual interest payments and finance lease charges		(426)		(173)		(1,850)		(5)
Derivative financial instruments		(1,537)		(3,403)		-		-
Trade and other payables		(64,311)		(547)		(1,281)		(977)

The Group’s derivative financial instruments that will be settled on a gross basis within less that one year are an outflow of £nil  (2009: £nil) and an inflow of £nil (2009: £nil). The amounts are the contractual undiscounted cash flows. The impact of discounting is not significant.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

2	Financial risk management (continued)

Capital risk management

The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for the shareholders, benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In line with external requirements, the Group closely monitors net debt on a monthly basis and has annual targets on the level of net debt.

	Note	2010		2009
		£	’000	£	’000
Total borrowings	29		(164,144)		(168,047)
Less liquid resources	21		848		971
Less cash and cash equivalents	24		30,488		19,046
Net debt			(132,808)		(148,030)

Group net debt is lower than last year at £132,808,000 (2009: £148,030,000), however, this is significantly affected by the weakening of the euro year-end exchange rate generating a translation impact as at 31 December 2010 of £6,099,000 (exchange movement reported in the reconciliation of cash flow to net debt). The Group’s net debt as at 31 December 2010 at the 2009 year-end exchange rate would have been £138,351,000.

Fair value estimation

The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each balance sheet date. The fair value of interest rate swaps is calculated as the present value of the estimated future cash flows. The fair value of forward foreign exchange contracts is determined using quoted forward exchange rates at the balance sheet date.

The carrying value less impairment provision of trade receivables and payables is assumed to approximate their fair values. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

3	Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical accounting estimates and assumptions

The Group makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Estimated impairment of goodwill (note 17)

The Group tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy stated in note 1(k). The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations require the use of estimates (note 17). No impairment charges arose in the Group during 2010.

Income taxes (notes 9 and 30)

The Group is subject to income taxes in numerous jurisdictions. Significant judgement is required in determining the worldwide provision for income taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognises liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the income tax and deferred tax provisions in the period in which the determination is made but management do not consider that any favourable or unfavourable movements would be material. Recognition of deferred tax assets, and hence credits to the income statement, is based on forecast future taxable income and therefore involves judgement regarding the future financial performance of particular legal entities of tax groups in which the deferred tax assets are recognised.

Fair value of derivatives and other financial instruments (note 28)

The fair value of financial instruments that are not traded in an active market (for example, over-the-counter derivatives) is determined by using valuation techniques. Valuations are provided by external parties. The external parties select a variety of methods and make assumptions that are mainly based on market conditions existing at each balance sheet date.

Employee benefits (note 31)

The Group operates two defined benefit schemes and also has several post-employment benefit schemes in place.  A significant proportion, 80% as at 31 December 2010 (2009: 82%), of the total liability relates to the TFR (Trattamento di Fine Rapporto) scheme in Italy.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

4	Segmental analysis

Management has determined the operating segments, based on the reports reviewed by the Chief Executive Officer (‘CEO’), to monitor performance of the segments and make strategic decisions.

Management considers the business to have two segments, being Undercarriage and Wheels. The Undercarriage segment derives its revenue from sales of undercarriages to the OEM market and aftermarket. The Wheels segment derives its revenue from sales of wheels and tyres to the OEM market. The Wheels segment as reported to management includes the head office function. Management fees are charged by the head office function to the two segments, and are reported within those segments.

Sales between segments are carried out at arm’s length. The revenue from external parties reported to the CEO is measured in a manner consistent with the income statement contained in the financial statements. There are no differences between the amounts presented to the Chief Operating Decision Maker (‘CODM’) and amounts included within the financial statements, with the exception of the classification of goodwill as explained on the following page.

The performance reports reviewed by the CEO are consistent with the format reported in the income statement, with the main measure reviewed being trading profit. Amounts reviewed with respect to total assets and liabilities are measured in a manner consistent with the financial statements. Both assets and liabilities are allocated based on the operations of the segment and the physical location of the assets.

	Wheels				Undercarriages				Total
	2010		2009		2010		2009		2010		2009
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
Revenue
Total revenue		140,842		115,711		370,390		235,552		511,232		351,263
Intercompany revenue		(5,197)		(2,508)		(150,833)		(90,185)		(156,030)		(92,693)
External revenue		135,645		113,203		219,557		145,367		355,202		258,570
Trading profit/(loss)		9,629		(4,192)		4,435		(13,938)		14,064		(18,130)
Restructuring and rationalisation costs		(135)		(6,496)		(1,362)		(8,186)		(1,497)		(14,682)
Significant legal costs		(47)		(651)		(173)		-		(220)		(651)
Profit/(loss) from operations		9,447		(11,339)		2,900		(22,124)		12,347		(33,463)
Share of profit/(loss) of associate		1,134		1,277		-		-		1,134		1,277
Share of profit of joint venture		322		106		-		-		322		106
Finance income		642		914		328		892		970		1,806
Finance expense		(2,961)		(3,168)		(8,379)		(7,999)		(11,340)		(11,167)
Profit/(loss) before income tax		8,584		(12,210)		(5,151)		(29,231)		3,433		(41,441)
Income tax (expense)/credit		(2,503)		3,073		1,696		3,977		(807)		7,050
Profit/(loss) for the year		6,081		(9,137)		(3,455)		(25,254)		2,626		(34,391)

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

4	Segmental analysis (continued)

	Wheels				Undercarriages				Total
	2010		2009		2010		2009		2010		2009
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
Assets
Intangible assets *		(316)		(129)		53,924		54,456		53,608		54,327
Property, plant and equipment		42,660		48,301		99,717		101,876		142,377		150,177
Interest in associate and joint venture		17,089		15,382		-		-		17,089		15,382
Other assets		75,578		60,741		135,931		104,415		211,509		165,156
Income tax recoverable		74		300		725		1,308		799		1,608
Deferred tax assets		5,114		6,440		32,278		30,416		37,392		36,856
Total assets		140,199		131,035		322,575		292,471		462,774		423,506
Liabilities
Borrowings		(48,817)		(51,580)		(115,327)		(116,467)		(164,144)		(168,047)
Other liabilities		(37,886)		(32,910)		(83,709)		(55,454)		(121,595)		(88,364)
Income tax payable		(3,621)		(2,446)		(3,067)		(2,101)		(6,688)		(4,547)
Deferred tax liabilities		(5,783)		(6,831)		(13,400)		(13,243)		(19,183)		(20,074)
Total liabilities		(96,107)		(93,767)		(215,503)		(187,265)		(311,610)		(281,032)
Net assets		44,092		37,268		107,072		105,206		151,164		142,474
Other segment items
Capital expenditure
- intangible assets		(80)		(27)		(116)		(584)		(196)		(611)
- property, plant and equipment		(2,727)		(1,794)		(8,587)		(3,578)		(11,314)		(5,372)
Total capital expenditure		(2,807)		(1,821)		(8,703)		(4,162)		(11,510)		(5,983)
Depreciation		(7,117)		(7,615)		(9,070)		(10,005)		(16,187)		(17,620)
Amortisation		(372)		(481)		(595)		(557)		(967)		(1,038)
Impairment		-		-		-		(2,868)		-		(2,868)

*Consolidation adjustments to goodwill are reported above on the basis of the management accounts presented to the CODM. For statutory reporting purposes, an additional £8,014,000 credit to goodwill is reallocated to the Undercarriage division, resulting in 2010 and 2009 goodwill for statutory purposes of £6,102,000 Wheels (2009: £5,897,000) and £44,571,000 Undercarriage (2009: £44,571,000).

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

4	Segmental analysis (continued)

The entity is domiciled in the United Kingdom.  Revenue is based on the customer location, the geographical spread of revenue is disclosed below.

	Wheels				Undercarriage				Total
	2010		2009		2010		2009		2010		2009
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000

UK		5,508		3,175		9,639		4,596		15,147		7,770
Continental Europe		87,738		78,017		104,250		72,591		191,988		150,609
North America		9,409		6,601		27,262		17,365		36,671		23,966
South America		3,777		2,384		37,848		23,829		41,625		26,213
Asia		4,929		2,484		37,059		23,971		41,988		26,455
Africa		352		64		2,509		2,369		2,861		2,433
Oceania		23,932		20,478		990		646		24,922		21,124
Total		135,645		113,203		219,557		145,367		355,202		258,570

The directors consider that the above disclosure reflects most closely how the business is monitored by the CODM.

Non-current assets by location are summarised below:

	Wheels				Undercarriages				Total
	2010		2009		2010		2009		2010		2009
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000

Property, plant and equipment		42,660		48,301		99,717		101,876		142,377		150,177
Intangible assets		(316)		(129)		53,924		54,456		53,608		54,327
Investments		17,089		15,382		40		40		17,129		15,422
Trade and other receivables		-		20		375		118		375		138
		59,433		63,574		154,056		156,490		213,489		220,064

By Location

UK		8,553		9,375		-		-		8,553		9,375
Italy		41,994		44,997		110,216		113,474		152,210		158,471
Other		8,886		9,202		43,840		43,016		52,726		52,218
Total		59,433		63,574		154,056		156,490		213,489		220,064

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

5	Restructuring and rationalisation costs

	2010		2009
	£	’000	£	’000

Redundancy costs		817		7,746
Temporary lay off costs		616		3,536
Retirement costs		64		155
Restructuring of manufacturing plants		-		3,245

		1,497		14,682

Of the costs incurred in the year £1,362,000 (2009: £8,186,000) relates to the Undercarriage division and £135,000 (2009: £6,496,000) relates to the Wheels division.

Included in accruals at the year end is £1,896,000 (2009: £4,276,000) of costs recognised to date which will be paid in 2011.

This is as a result of the continuing management review of the changes in production volumes by facility.

		2010
	Note	Number

2009 average employee numbers	13	2,336
Permanent reduction in staff		(15)
2010 average employee numbers	13	2,321

Impact of temporary lay off on average employee numbers		(171)

2010 effective average employee numbers		2,150

Government schemes around the world particularly in Italy have enabled temporary reductions in workforce.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

6	Net Finance Costs

		2010		2009
Finance income	Note	£	’000	£	’000
Bank balances			288		191
Gains arising on the translation of foreign currency loans	15		294		1,575
Other			388		40
Total finance income			970		1,806

Finance expense
Bank overdrafts			(725)		(614)
Bank loans			(7,787)		(6,524)
Hire purchase and finance lease arrangements			(289)		(427)
Losses arising on the translation of foreign currency loans	15		(58)		(84)
Other			(179)		(482)
Total finance expense			(9,038)		(8,131)
Net finance costs			(8,068)		(6,325)

7	Finance charges

	2010		2009
	£	’000	£	’000
Interest on defined benefit pension plan		(111)		(129)
Interest on other long-term employee benefits		(389)		(529)
Net loss on re-measurement of derivatives to fair value		(359)		(880)
		(859)		(1,538)

8	Other finance charges

	2010		2009
	£	’000	£	’000
Unwinding of the fair value adjustment on the Accordo Quadro loans		(1,443)		(1,498)

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

9	Income tax charge/(credit)

		2010		2009
	Note	£	’000	£	’000
Current tax
UK corporation tax:
- Current year			2		(557)
- Adjustment in respect of prior years			1		(680)
Total UK current tax			3		(1,237)
Foreign corporation tax:
- Current year			2,877		(9)
- Adjustment in respect of prior years			8		7
Total current tax charge			2,888		(1,239)
Deferred tax
Origination and reversal of timing differences	30		(2,081)		(5,811)
Total deferred tax charge			(2,081)		(5,811)
Tax on profits/(losses) on ordinary activities			807		(7,050)

The current tax assessed for the year is higher (2009: lower) than the standard rate of corporation tax in the United Kingdom of 28.0% (2009: 28.0%).

Factors affecting future tax rate:

In the Budget 2010 the UK corporation tax rate was reduced from 28% to 27% with effect from 1 April 2011.  The pro rate effect for 2011 will therefore be 27.25%.  The impact of this change has been reflected in the deferred tax recognised in respect of the UK.

Further reductions of 1% from April 2012 are proposed which will impact on future UK tax rates.

	2010		2009
	£	’000	£	’000
Profit/(loss) before tax		3,433		(41,441)
Less share of post tax earnings of joint ventures and associates		(1,456)		(1,383)
Profit/(loss) before tax excluding joint venture and associate		1,977		(42,824)
Profit/(loss) before tax at the UK tax rate 28.0% (2009: 28.0%)		554		(11,991)
Effects of:
Expenses not deductible for tax purposes		(42)		1,104
Effect of foreign taxation rates		1,750		367
Movement in unrecognised deferred taxation		(1,301)		3,321
Adjustment in respect of prior years – current tax		9		(673)
Prior year deferred tax		(163)		822
Total tax charge/(credit)		807		(7,050)

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

10	Dividends

	2010		2009
	£	’000	£	’000
Equity – Ordinary
Interim paid: Nil (2009: Nil) per 40p share		-		-
Final paid: Nil (2009: Nil) per 40p share		-		-
		-		-

11	Earnings per share

The weighted average number of shares in issue used in the basic earnings per share calculation may be reconciled to the number used in the diluted earnings per ordinary share calculation as follows:

Weighted average number	2010	2009
Basic earnings per share denominator	82,980,624	82,980,624
Issuable on conversion of options	715,934	-
Diluted earnings per share denominator	83,696,558	82,980,624

The earnings to which the earnings per share calculation has been applied are as follows:

	2010		2009
	£	’000	£	’000
Earnings/(loss) attributable to equity shareholders		2,626		(34,391)
Significant one-off items (net of tax):
Restructuring and rationalisation costs		1,025		10,103
Significant legal costs		149		469
Earnings/(loss) attributable to equity shareholders excluding exceptional costs		3,800		(23,819)

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

12	Expenses by nature

		2010		2009
	Note	£	’000	£	’000
Changes in inventories of finished goods and WIP, raw materials and consumables used			174,183		138,114
Employee benefit expense	13		81,282		66,321
Depreciation and amortisation	16, 17		17,154		18,658
Transportation expenses			8,198		5,915
Utilities			16,567		11,513
Repairs and maintenance			6,327		4,813
Outsourcing costs			18,319		11,576
Operating lease payments –property			1,999		1,691
Operating lease payments – other			2,244		2,214
Foreign exchange losses	15		231		2,171
Other expense			18,394		16,059
Other operating income*			(3,760)		(2,345)
			341,138		276,700

* Other operating income comprises, profit on sale of fixed assets and other one-off income occurring as a result of normal trading activities.

In the year, the Group incurred research and development expenditure of £3,387,000 (2009: £3,221,000).

	2010		2009
	£	’000	£	’000
Audit services
- Fees payable to PricewaterhouseCoopers LLP for the statutory audit of the Company’s and consolidated annual accounts		177		147
- Fees payable to PricewaterhouseCoopers LLP and their associates for other services to the Group: - Audit of the Company’s subsidiaries pursuant to legislation		309		316
Total audit fees		486		463
- Other services pursuant to legislation		37		41
- Tax services		139		66
- Other services		1		1
Total non-audit fees		177		108
Total fees payable to PricewaterhouseCoopers LLP and their associates		663		571

All fees payable to PricewaterhouseCoopers LLP, the Company’s auditors, include amounts in respect of expenses. All fees payable to PricewaterhouseCoopers LLP have been charged to the income statement.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

13	Employee benefit expense

		2010		2009
	Note	£	’000	£	’000
Wages and salaries			59,666		48,927
Social security costs			15,370		12,511
Employee share options scheme charge	34		577		150
Pension costs – defined contribution plan	31		3,249		3,460
Pension costs – defined benefit plan	31		60		85
Other post-employment benefits	31		51		52
Temporary staff			1,774		766
Welfare			535		370
			81,282		66,321

The average number of persons employed by the Group (including executive directors) during the year was:

	2010	2009
	Number	Number
Production	1,983	1,996
Selling and distribution	121	116
Administration	217	224
	2,321	2,336

The key management of the Group comprises the Titan Europe Plc Board of directors and other key management. Details of key management remuneration is included in note 38. Details of directors’ remuneration are contained in note 14.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

14	Directors’ emoluments

Emoluments paid by all Group companies to the directors of Titan Europe Plc were:

	2010		2009
	£	’000	£	’000
Remuneration and benefits for executive services		1,192		947
Fees for non-executive services		60		60
Pension contributions to defined contribution scheme		166		317
		1,418		1,324

The number of directors for whom the Group made contributions to defined contribution pension schemes was 4 (2009: 4).

For the year end 31 December 2010	Remuneration and benefits for executive services		Fees for non-executive services		Pension contributions to defined contribution scheme			Total
	£	’000	£	’000	£	’000	£	£	’000
Non Executive
M M Taylor		-		20		-			20
E H Billig		-		20		-			20
P A Gartside		-		20		-			20

Executive
J M Akers		620		-		54			674
M C La Manna		381		-		58			439
V M R Wicks		27		-		18			45
G Chesterton		164		-		36			200
		1,192		60		166			1,418

For the year ended 31 December 2009	Remuneration and benefits for executive services		Fees for non-executive services		Pension contributions to defined contribution scheme			Total
	£	’000	£	’000	£	’000	£	£	’000
Non Executive
M M Taylor		-		20		-			20
E H Billig		-		20		-			20
P A Gartside		-		20		-			20

Executive
J M Akers		446		-		93			539
M C La Manna		339		-		188			527
V M R Wicks		27		-		18			45
G Chesterton		135		-		18			153
		947		60		317			1,324

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

15	Foreign exchange gains/(losses)

		2010		2009
	Note	£	’000	£	’000
Trading foreign exchange (losses) – operating cost	12		(231)		(2,171)
Net gain on retranslation of foreign currency loans – net finance cost	6		236		1,491
			5		(680)

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

16	Property, plant and equipment

		Freehold land and buildings		Leasehold property		Plant and machinery		Fixtures, fittings, tools and equipment		Assets in the course of construction		Total
	Note	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
At 1 January 2009
Cost			63,770		12,269		192,239		25,577		4,936		298,791
Accumulated depreciation			(7,582)		(1,751)		(102,747)		(15,693)		-		(127,773)
Net book amount			56,188		10,518		89,492		9,884		4,936		171,018

Year ended 31 December 2009
Opening net book amount			56,188		10,518		89,492		9,884		4,936		171,018
Additions			439		62		1,980		588		2,303		5,372
Disposals			(13)		-		(382)		(12)		-		(407)
Reclassifications			1		-		4,073		489		(4,563)		-
Foreign exchange movement			(2,403)		(798)		(1,588)		(227)		(292)		(5,308)
Other			-		-		(8)		17		(19)		(10)
Impairment			(5)		-		(2,300)		(16)		(547)		(2,868)
Depreciation charge	12		(1,866)		(292)		(12,405)		(3,057)		-		(17,620)
Closing net book amount			52,341		9,490		78,862		7,666		1,818		150,177

At 31 December 2009
Cost			61,342		11,406		188,725		25,638		4,171		291,282
Accumulated depreciation/impairment			(9,001)		(1,916)		(109,863)		(17,972)		(2,353)		(141,105)
Net book amount			52,341		9,490		78,862		7,666		1,818		150,177

Year ended 31 December 2010
Opening net book amount			52,341		9,490		78,862		7,666		1,818		150,177
Additions			680		38		5,242		1,322		4,032		11,314
Disposals			(11)		-		(80)		(2)		(15)		(108)
Reclassifications			-		(360)		807		210		(657)		-
Foreign exchange movement			(1,423)		(455)		(824)		(91)		36		(2,757)
Transfer from held for sale assets	22		-		-		5		-		-		5
Other			-		-		(61)		(21)		15		(67)
Impairment			-		-		-		-		-		-
Depreciation charge	12		(1,883)		(268)		(11,474)		(2,562)		-		(16,187)
Closing net book amount			49,704		8,445		72,477		6,522		5,229		142,377

At 31 December 2010
Cost			60,412		10,486		188,701		26,583		6,273		292,455
Accumulated depreciation/impairment			(10,708)		(2,041)		(116,224)		(20,061)		(1,044)		(150,078)
Net book amount			49,704		8,445		72,477		6,522		5,229		142,377

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

16	Property, plant and equipment (continued)

Property, plant and equipment pledged as security for borrowings for 2010 was £22,358,000 (2009: £17,555,000). This includes the Group’s obligations under finance leases (see note 29) which are secured by the lessors’ title to the leased assets.

Included in property, plant and equipment are assets held under finance leases. The net book value of these assets as at 31 December 2010 is as follows:

	Freehold land and buildings		Leasehold property		Plant and machinery		Fixtures, fittings, tools and equipment		Total
	£	’000	£	’000	£	’000	£	’000	£	’000
At 31 December 2010		1,739		8,449		4,971		245		15,404

At 31 December 2009		1,902		9,490		5,904		313		17,609

There is a further £254,000 (2009: £335,300) of assets included within Intangible assets held under finance lease.

The depreciation charge on leased assets was £1,746,000 (2009: £2,439,000).

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

17	Intangible assets

		Goodwill		Licences and patents		Computer software		Develop- ment costs		Other		Total
	Note	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
Cost
At 1 January 2009			53,431		2,878		1,665		1,712		92		59,778
Additions			-		38		198		375		-		611
Disposals			-		(109)		(1)		-		-		(110)
Foreign exchange movement			99		(81)		(6)		(73)		8		(53)
Other			-		(18)		(200)		-		(8)		(226)
At 31 December 2009			53,530		2,708		1,656		2,014		92		60,000
Additions			-		69		89		36		2		196
Disposals			-		-		(84)		-		-		(84)
Foreign exchange movement			106		(50)		20		(42)		12		46
Other			-		(38)		(76)		-		-		(114)
At 31 December 2010			53,636		2,689		1,605		2,008		106		60,044
Amortisation
At 1 January 2009			(2,962)		(671)		(579)		(577)		(16)		(4,805)
Charge for the year	12		-		(348)		(275)		(406)		(9)		(1,038)
Disposals			-		68		1		-		-		69
Foreign exchange movement			-		29		(38)		24		(1)		14
Other			-		10		77		-		-		87
At 31 December 2009			(2,962)		(912)		(814)		(959)		(26)		(5,673)
Charge for the year	12		-		(268)		(233)		(455)		(11)		(967)
Disposals			-		-		84		-		-		84
Foreign exchange movement			-		27		(26)		10		(5)		6
Other			-		38		76		-		-		114
At 31 December 2010			(2,962)		(1,115)		(913)		(1,404)		(42)		(6,436)
Net book value
At 31 December 2010			50,674		1,574		692		604		64		53,608
At 31 December 2009			50,568		1,796		842		1,055		66		54,327
At 1 January 2009			50,469		2,207		1,086		1,135		76		54,973

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

17 Intangible assets (continued)

Impairment

An impairment test is a comparison of the carrying value of assets of a business or cash generating unit (CGU) to their recoverable amount. Where the recoverable amount is less than the carrying value, an impairment results. During the year, all goodwill was tested for impairment, with no impairment charges resulting.

Goodwill attributable to the Undercarriage division amounted to £44,571,000 (2009: £44,571,000) and to the Wheels division £6,102,000 (2009: £5,997,000).

All of the recoverable amounts were measured based on value in use. Detailed forecasts for the next 5 years have been used which are based on approved annual budgets and strategic projections representing the best estimate of future performance.

Key assumptions

In determining the recoverable amount it is necessary to make a series of assumptions to estimate the present value of future cash flows. In each case, these key assumptions have been made by management reflecting past experience and are consistent with relevant external sources of information.

Pre-tax adjusted discount rates

Pre-tax adjusted discount rates are derived from risk free rates based upon long-term government bonds in the territories within which the CGU operates. A relative risk adjustment has been applied to risk free rates to reflect the risk inherent in the CGU. The pre-tax risk adjusted discount rate used for Undercarriage of 10.8% (2009: 10.7%) and Wheels of 9.5% (2009: 10.7%), reflects the mix of geographical territories within the CGU.

Operating cash flows

The main assumptions within the forecast operating cash flows include the achievement of future sales prices, volumes, raw material input costs, and the level of ongoing capital expenditure required to support forecast production. The probability of achieving these cash flows is 90% in year 1, 80% in years 2 to 5 and 75% into perpetuity.

Long-term growth rates

To forecast beyond the five years, a long-term average growth rate has been used, this is not greater than the average long-term growth rate in each of the territories where the CGU is based. This results in an average growth rate of Undercarriage 3.4% (2009: 2.2%) and Wheels 1.9% (2009: 2.2%).

Goodwill sensitivity analysis

The results of the Group’s impairment tests are dependent on estimates and judgements made by management, particularly in relation to the key assumptions described above. A sensitivity analysis as to likely and potential changes in key assumptions has therefore been performed.

The table below shows the assumptions used and the amount by which each assumption must change in isolation in order for the estimated recoverable amount to equal the carrying value.  The directors do not consider this to be reasonably probable.

	Assumptions used Undercarriage	Change required Undercarriage	Assumptions used Wheels	Change required Wheels

Pre-tax risk adjusted discount rate	10.8%	3.6% points	9.5%	4.8% points
Probability of achieving cash flows into perpetuity	75.0%	33.0% points	75.0%	41.0% points
Long-term growth rate	3.4%	6.0% points	1.9%	9.2% points

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

18	Investments

Investments in subsidiary undertakings

The investments in subsidiary undertakings are at cost. Subsidiary undertakings are as follows:
Company	Registered country	Principal business	Company’s equity shareholding at 31 December 2010
Titan Steel Wheels Limited	England	Manufacture of steel wheels for off-road vehicles	100%
Titan Steel Wheels Exports Limited	England	Dormant	See below *
Titan Distribution (UK) Limited	England	Distribution of wheels and tyres for off-road and agricultural vehicles	100%
Titan ITM Holding SpA	Italy	Italian Holding Company	100%
Titan Italia SpA	Italy	Manufacture of agricultural wheels, idlers and brakes for off-road vehicles	See below +
Italtractor ITM SpA	Italy	Distribution of complete undercarriage components and assemblies	See below +
Italtractor Operations SpA	Italy	Manufacture of undercarriage components and assemblies	See below +
Dosfly SA	Spain	Dormant	See below +
Titan Intertractor GmbH	Germany	Design, assembly and distribution of complete undercarriage frames. Distribution of undercarriage components. Manufacture of steel wheels for off-road and agricultural vehicles	See below +
Piezas Rodajes SA	Spain	Manufacture of cast components for undercarriage and ground engaging tools	See below +
Casting Product SA	Spain	Dormant	See below +
Italtractor ITM Track Ltd	China	Assembly and distribution of undercarriage components	See below +
Titan ITM (Tianjin) Co	China	Manufacture, assembly and distribution of undercarriage components	See below +
Italtractor Landroni Ltda	Brazil	Manufacture and distribution of undercarriage components	See below +
Intertractor America Corp	USA	Manufacture, assembly and distribution of undercarriage components	See below +
Titan France SAS	France	Manufacture of steel wheels for off-road and agricultural vehicles	See below +
Titan Wheels Australia Pty Ltd	Australia	Assembly and distribution of steel wheels. Manufacture and distribution of agricultural wheels and associated components, construction and mining wheels. Distribution and service of Undercarriage components for the mining market	100%
Titan Wheels Indonesia PT	Indonesia	Assembly and distribution of steel wheels. Distribution of construction and mining wheels	See below #
Aros Del Pacifico S.A.	Chile	Assembly and distribution of off-highway wheels for mining and construction vehicles	100%
Aros Del Pacifico S.A.C.	Peru	Assembly and distribution of off-highway wheels for mining and construction vehicles	100%

* 100% held via the Company’s holding in Titan Steel Wheels Limited

+ 100% held via the Company’s holding in Titan ITM Holding SpA

# 100% held via the Company’s holding in Titan Wheels Australia Pty Ltd

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

18	Investments (continued)

Investments are summarised below:

	2010		2009
	£	’000	£	’000
Share of net assets of associated undertaking including goodwill		12,681		11,293
Share of net assets of joint venture including goodwill		4,408		4,089
Other investments		40		40
End of the year		17,129		15,422

The directors consider that the values of the investment are supported by their underlying assets.

19	Investment in associate

The investment in associate represents the 35.91% equity stake in Wheels India Limited, (held by the Parent Company Titan Europe Plc) a company incorporated in India and listed on the National Stock Exchange in India. The Group’s share of Wheels India Limited results and net assets is disclosed below:

	2010		2009
	£	’000	£	’000
Beginning of the year		11,293		10,574
Share of profit		1,134		1,277
Exchange differences		473		(313)
Other equity movements		(219)		(245)
End of the year		12,681		11,293

	Goodwill		Assets		Liabilities		Revenues		Profit/(loss)		Interest held
	£	’000	£	’000	£	’000	£	’000	£	’000%
2009		2,811		43,597		(35,115)		49,347		1,277	35.91
2010		2,811		47,710		(37,840)		80,779		1,134	35.91

The Company’s principal activity is the manufacture of commercial vehicle wheels. Wheels India Limited has a reporting date of 31 March. Results are included for the 12 months up to and including 31 December 2010.

Included in the profit for the year is an exceptional expense movement on the fair value of foreign exchange contracts used for cash flow hedging of £738,000 (2009: £768,000 gain movement).

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

20	Investment in joint venture

Investments in joint ventures comprise a 50% equity stake in Titan Jantsa, Turkey, held by Titan Italia SpA. The Group’s share of Titan Jantsa results and net assets is disclosed below:

	2010		2009
	£	’000	£	’000
Revenues		4,365		2,930
Operating costs and other income		(4,015)		(2,773)
Profit from operations		350		157
Net financing costs		64		(11)
Profit before income tax		414		146
Taxation		(92)		(40)
Profit after income tax		322		106

Non-current assets		1,922		2,303
Current assets		3,458		2,945
Gross assets		5,380		5,248
Non-current liabilities		(358)		(480)
Current liabilities		(721)		(786)
Gross liabilities		(1,079)		(1,266)
Goodwill		107		107

		2010		2009
	£	’000	£	’000
Beginning of the year		4,089		4,342
Share of profit		322		106
Exchange differences		(3)		(359)
End of the year		4,408		4,089

21	Trade and other receivables

		2010		2009
	Note	£	’000	£	’000
Trade receivables			73,692		50,430
Less: provision for impairment of trade receivables			(990)		(1,209)
Trade receivables – net			72,702		49,221
Prepayments			4,480		2,553
Other receivables			3,865		6,236
Short-term deposits			848		971
Receivables from related parties	38		15		203
			81,910		59,184
Less: non-current portion:
Trade receivables – net			149		-
Prepayments			38		48
Other receivables			188		90
			375		138
Current portion			81,535		59,046

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

21	Trade and other receivables (continued)

Analysis of trade receivables past due but not impaired:

	2010		2009
	£	’000	£	’000
Up to 3 months		8,725		8,234
3 to 6 months		1,111		1,954
Over 6 months		487		201
		10,323		10,389

Credit quality of trade receivables is outlined in Note 27.

Currency analysis

	2010		2009
	£	’000	£	’000
Sterling		4,768		772
Euro		55,374		44,894
US dollar		6,414		4,422
Australian dollar		5,123		2,828
Other		10,231		6,268
		81,910		59,184

Provision against trade receivables

	2010		2009
	£	’000	£	’000
At 1 January		1,209		1,296
Provision for receivables impairment		307		501
Receivables written off during the year as uncollectible		(420)		(439)
Unused amounts reversed		(107)		(57)
Unwind of discount		29		(5)
Foreign exchange movement		(28)		(87)
At 31 December		990		1,209

Trade receivables include £3,261,000 (2009: £3,501,000) of invoices under a recourse invoice discounting agreement.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

22	Held for sale assets

		2010		2009
	Note	£	’000	£	’000
At 1 January			2,469		4,647
Transfer out of held for sale assets during the year	16		(5)		-
Impairment during the year			-		(472)
Foreign exchange movement			(119)		(370)
Disposals			(4)		(1,336)
At 31 December			2,341		2,469

Held for sale assets represent the building and plant and machinery of the Varese plant which has been closed as part of the ongoing restructuring of the Undercarriage division. It is anticipated that the assets will be disposed of within 12 months. The asset is recorded at fair value.

23	Inventories

	2010		2009
	£	’000	£	’000
Raw materials		28,419		23,608
Work in progress		13,579		10,803
Finished goods		54,732		50,006
		96,730		84,417

The amount of any write down reversal recognised in cost of sales in the year was £1,160,000 (2009: £61,000 debit).

24	Cash and cash equivalents

	2010		2009
	£	’000	£	’000
Cash at bank and on hand		30,488		19,046

Cash, cash equivalents and bank overdrafts include the following for the purposes of the cash flow statement:

		2010		2009
	Note	£	’000	£	’000
Cash and cash equivalents			30,488		19,046
Bank overdrafts	29		(20,880)		(24,468)
			9,608		(5,422)

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

25	Trade and other payables

		2010		2009
	Note	£	’000	£	’000
Trade payables			79,240		42,440
Payables to related parties	38		3,529		3,131
Accruals and deferred income			18,109		20,822
Other liabilities			1,499		723
			102,377		67,116
Less: non-current portion:
Accruals and deferred income			2,238		2,656
Other liabilities			184		149
			2,422		2,805
Current portion			99,955		64,311

In 2010 there is Nil (2009: £2,829,000) included within accruals in relation to the RBS Claim.

Payables to related parties are unsecured, have no fixed date of repayment, and do not incur interest.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

26	Financial instruments by category

		Loans and receivables		Assets at fair value through the profit and loss		Derivatives used for hedging		Total
	Note	£	’000	£	’000	£	’000	£	’000
31 December 2010
Assets as per balance sheet
Trade and other receivables			77,422		-		-		77,422
Cash and cash equivalents	24		30,488		-		-		30,488
Total			107,910		-		-		107,910

		Liabilities at fair value through profit and loss		Derivatives used for hedging		Other financial liabilities		Total
	Note	£	’000	£	’000	£	’000	£	’000
31 December 2010
Liabilities as per balance sheet
Borrowings	29		-		-		164,144		164,144
Trade and other payables			-		-		97,595		97,595
Derivative financial instruments			-		5,443		-		5,443
Total			-		5,443		261,739		267,182

		Loans and receivables		Assets at fair value through the profit and loss		Derivatives used for hedging		Total
	Note	£	’000	£	’000	£	’000	£	’000
31 December 2009
Assets as per balance sheet
Trade and other receivables			56,622		-		-		56,622
Cash and cash equivalents	24		19,046		-		-		19,046
Total			75,668		-		-		75,668

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

26	Financial instruments by category (continued)

		Liabilities at fair value through profit and loss		Derivatives used for hedging		Other financial liabilities		Total
	Note	£	’000	£	’000	£	’000	£	’000
31 December 2009
Liabilities as per balance sheet
Borrowings	29		-		-		168,047		168,047
Trade and other payables			-		-		61,561		61,561
Derivative financial instruments			-		4,940		-		4,940
Total			-		4,940		229,608		234,548

The fair value is considered to approximate to the carrying value as disclosed above.

27	Credit quality of financial assets

A significant proportion of the trade receivables comprise receivables with the major international Original Equipment Manufacturers (OEMs), in some cases these receivables being also covered by credit insurance.  Cash and cash equivalents are held with primarily major non-UK banks.  The carrying amount of financial assets recorded in the financial statements, which is net of impairment losses, represents the Group’s maximum exposure to credit risk, however against this there is some coverage from credit insurance, but no other collateral or other credit enhancements are held.

28	Derivative financial instruments

Derivative financial instruments which are used for hedging relate to interest rate swaps and forward foreign exchange contracts.  For more detail refer to the Currency note in the Directors’ Report. As the UK continues to be exposed to euro sterling risk on revenues, further simple forward contracts will be entered into as appropriate. These simple forward contracts are treated as a cash flow hedge and accounted for as a movement in reserves of £nil (2009: £2,809,000).  There were no contracts outstanding at the year end.

Derivative financial instruments are the only category of financial assets and financial liabilities held at fair value. For the purposes of IFRS 7 these are categorised as level 2 fair value measurement.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

29	Borrowings

		2010		2009
	Note	£	’000	£	’000
Non-current
Bank borrowings			104,772		119,544
Hire purchase and finance lease obligations			1,902		5,200
			106,674		124,744
Current
Bank overdraft	24		20,880		24,468
Bank borrowings			33,290		15,747
Hire purchase and finance lease obligations			3,300		3,088
			57,470		43,303
Total borrowings			164,144		168,047

Bank borrowings mature until 2024 and bear an average interest rate of 5.5% annually (2009: 5.7% annually). The maturity analysis of total borrowings is given below:

	2010		2009
	£	’000	£	’000
Within 1 year		57,470		43,303
Between 1 and 2 years		24,697		23,147
Between 2 and 5 years		81,546		81,721
Over 5 years		431		19,876
		164,144		168,047

Total borrowings include secured liabilities of £124,815,000 (2009: £124,297,000). The main facility is the Intesa Sanpaolo SpA and UniCredit SpA facility which is secured by a pledge on the shares of Italtractor ITM SpA, Italtractor Operations SpA, Titan Intertractor GmbH and Intertractor America Corp.

The gross notional amounts and book value of the non-current borrowings are as follows:

	Gross notional amount				Book value
	2010		2009		2010		2009
	£	’000	£	’000	£	’000	£	’000
Bank borrowings		108,934		125,430		104,772		119,544
Hire purchase and finance lease obligations		1,902		5,200		1,902		5,200
Total		110,836		130,630		106,674		124,744

Accordo Quadro loans account for the main difference between gross notional amount and book value as they are included in the accounts at fair value. The fair value adjustment on the Accordo Quadro balance is £4,162,000 (2009: £5,886,000).

The fair value of current borrowings equals the carrying amount, as the impact of discounting is not significant.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

29	Borrowings (continued)

The exposure of the Group’s borrowings to interest rate changes and the contractual repricing dates at the balance sheet dates are as follows:

	2010		2009
	£	’000	£	’000
Floating rate:
Expiring within one year		49,646		40,023
Expiring beyond one year		56,189		100,934
Fixed rate:
Expiring within one year		7,824		3,280
Expiring beyond one year		50,485		23,810
		164,144		168,047

Further detail on the Group borrowings is given in the table below:

	2010		2009		Interest	Expiry
	£	’000	£	’000

Intesa Sanpaolo/UniCredit		94,215		98,875	Euribor 3 months + 3.5% margin	Jan 2015
Accordo Quadro *		21,547		20,597	Fixed at 0.0% and 2.0%	Dec 2013
Other bank loans		22,300		15,819	Variable between 2.0% and 9.5% Weighted average 4.0%	Earliest Jan 2011 latest Oct 2024
Total bank borrowings		138,062		135,291

Hire purchase		5,202		8,288	Variable between 0.0% and 21.0% Weighted average 4.8%	Earliest March 2011 latest July 2016

Bank overdraft		20,880		24,468	Variable between 1.8% and 3.5% Weighted average 3.2%	Annual renewal

Total borrowings		164,144		168,047

* The Custodian bank for the Accordo Quadro loans is UniCredit Corporate Banking SpA.

Finance lease obligations fall due as follows: £3,300,000 within one year (2009: £3,088,000), £1,874,000 in one to five years (2009: £5,093,000) and £28,000 in more than five years (2009: £107,000).

Finance lease obligations gross of finance lease charges fall due as follows: £3,814,000 within one year (2009: £3,439,000), £2,471,000 in one to five years (2009: £5,372,000) and £28,000 in more than five years (2009: £112,000).

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

29	Borrowings (continued)

The Group’s borrowings are denominated in the following currencies:

	2010		2009
	£	’000	£	’000
Bank borrowings and hire purchase
Sterling		5,016		5,065
Euro		121,832		129,660
US dollars		6,232		6,291
Australian dollars		2,191		2,267
Other		7,993		296
		143,264		143,579
Bank Overdraft
Sterling		11,523		10,564
Euro		9,296		13,904
US dollars		61		-
Australian dollars		-		-
Other		-		-
		20,880		24,468
Total
Sterling		16,539		15,629
Euro		131,128		143,564
US dollars		6,293		6,291
Australian dollars		2,191		2,267
Other		7,993		296
		164,144		168,047

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

30	Deferred income tax

	2010		2009
	£	’000	£	’000
Deferred tax assets:
- deferred tax assets to be recovered after more than 12 months		30,545		30,356
- deferred tax assets to be recovered within 12 months		6,847		6,500
		37,392		36,856
Deferred tax liabilities:
- deferred tax liabilities to be recovered after more than 12 months		(18,400)		(19,085)
- deferred tax liabilities to be recovered within 12 months		(783)		(989)
		(19,183)		(20,074)
Deferred tax assets (net)		18,209		16,782

	Assets				Liabilities				Net
	2010		2009		2010		2009		2010		2009
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
Property, plant and equipment		12,153		13,303		(15,104)		(15,504)		(2,951)		(2,201)
Intangible assets		5		24		(5)		(11)		-		13
Inventory		848		805		-		-		848		805
Interest-bearing loans and borrowings		1,820		1,704		(1,165)		(1,648)		655		56
Employee benefits		266		292		(296)		(283)		(30)		9
Deferred government grants		103		108		(30)		-		73		108
Provisions		1,755		2,826		(358)		(372)		1,397		2,454
Tax value of loss carry-forwards		17,763		15,884		-		-		17,763		15,884
Other		2,679		1,910		(2,225)		(2,256)		454		(346)
		37,392		36,856		(19,183)		(20,074)		18,209		16,782

	At 1 January 2010		Recognised in income		Recognised in equity		Exchange differences		At 31 December 2010
	£	’000	£	’000	£	’000	£	’000	£	’000
Property, plant and equipment		2,201		539		-		211		2,951
Intangible assets		(13)		12		-		1		-
Inventory		(805)		7		-		(50)		(848)
Interest-bearing loans and borrowings		(56)		(562)		(105)		68		(655)
Employee benefits		(9)		40		-		(1)		30
Deferred government grants		(108)		30		-		5		(73)
Provisions		(2,454)		1,037		-		20		(1,397)
Tax value of loss carry-forwards		(15,884)		(2,213)		-		334		(17,763)
Other		346		(971)		-		171		(454)
		(16,782)		(2,081)		(105)		759		(18,209)

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

30	Deferred income tax (continued)
	At 1 January 2009		Recognised in income		Recognised in equity		Exchange differences		At 31 December 2009
	£	’000	£	’000	£	’000	£	’000	£	’000
Property, plant and equipment		2,652		(886)		-		435		2,201
Intangible assets		(23)		8		-		2		(13)
Inventory		(1,919)		1,037		-		77		(805)
Interest-bearing loans and borrowings		1,429		(1,010)		(509)		34		(56)
Employee benefits		115		(90)		(25)		(9)		(9)
Deferred government grants		(117)		-		-		9		(108)
Provisions		(1,009)		(1,424)		-		(21)		(2,454)
Tax value of loss carry-forwards		(13,175)		(3,201)		-		492		(15,884)
Other		(357)		(245)		786		162		346
		(12,404)		(5,811)		252		1,181		(16,782)

Deferred income tax assets are recognised for tax loss carry-forwards to the extent that the realisation of the related tax benefit through future taxable profits is probable.

Deferred taxation assets and liabilities that are unrecognised/unprovided comprise:

	Assets				Liabilities				Net
	2010		2009			20010		2009		2010		2009
	£	’000	£	’000	£	’000	£	’000	£	’000	£	’000
Deductible temporary differences		55		45		-		-		55		45
Unrelieved tax losses		6,244		9,350		-		-		6,244		9,350
		6,299		9,395		-		-		6,299		9,395

No asset has been recognised in respect of £6,244,000 (2009: £9,350,000) due to the unpredictability of future profit streams. Unrecognised tax losses expire between 2011 and 2015. Other losses may be carried forward indefinitely.

31	Employee benefits

The Group has established a number of pension schemes around the world covering many of its employees.

Defined contribution schemes

The Group operates a number of defined contribution pension schemes.  The assets of the schemes are held separately from the Group in independently administered funds.  Contributions by the Group during the year were £3,249,000 (2009: £3,460,000).  Outstanding contributions at the end of the year amounted to £19,000 (2009: £28,000) and are included in accruals.

Defined benefit schemes

The pension scheme in France and the pension scheme acquired in Germany are of the defined benefit type. The pension cost amounting to £60,000 (2009: £85,000) has been charged to the income statement.  A liability of £1,931,000 (2009: £2,120,000) is included within employee benefits and this represents the accumulated pension costs relating to the unfunded French scheme, and funded and unfunded German schemes.

The most recent actuarial valuation of the French scheme was at 31 December 2010. The valuation of the scheme used the projected unit method using the gender specific l’INSEE 2004-2006 mortality tables, and was carried out by Associé Gérant – Actuaire Conseil, independent and professionally qualified actuaries. The principal assumptions for the plan made by the actuaries were:

	2010	2009
	%	%
Main actuarial assumptions
Rate of increase in salaries	3.0	3.0
Discount rate	4.5	4.5

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

31	Employee benefits (continued)

The most recent actuarial valuation of the German scheme was at 31 December 2010. The valuation of the scheme used the projected unit method, the Richttafeln 2005 G mortality tables, and was carried out by Aon Jauch & Hübener Consulting GmbH, independent and professionally qualified actuaries. The principal assumptions for the plan made by the actuaries were:

	2010	2009
	%	%
Main actuarial assumptions
Rate of increase in salaries	2.50	2.50
Rate of increase of pensions in payment	1.75	1.75
Discount rate	4.70	5.00
Expected return on plan assets	4.50	5.25

Other post retirement benefits scheme

The Trattamento di fine Rapporto (“TFR”) scheme in Italy relates to an accrued benefit that is paid when an employee leaves the Company. The pension cost amounting to £nil (2009: £nil) has been charged to the income statement. A liability of £8,958,000 (2009: £11,006,000) is included within employee benefits and this represents the accumulated pension costs relating to the unfunded Italian scheme.

The most recent actuarial valuation of the Italian scheme was at 31 December 2010. The valuation used the projected unit method, the RG48 mortality tables, and was carried out by Managers & Partners S.p.A., independent and professionally qualified actuaries. The principal assumptions for the plan made by the actuaries were:

	2010	2009
	%	%
Main actuarial assumptions
Rate of increase in salaries	n/a	n/a
Rate of increase of pensions in payment	3.0	3.0
Discount rate	4.0	4.0
Inflation	2.0	2.0

Other long-term employee benefits scheme

The pension scheme in Australia relates to a long service leave provision. The pension cost amounting to £51,000 (2009: £52,000) has been charged to the income statement. A liability of £339,000 (2009: £252,000) is included within employee benefits and this represents the accumulated pension costs relating to the unfunded Australian scheme.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

31	Employee benefits (continued)

The valuation was carried out by AON Consulting Pty Ltd, independent and professionally qualified actuaries. The most recent valuation of the Australian Scheme was at 31 December 2010.The principal assumptions for the plan made by the actuaries were:

	2010	2009
	%	%
Main actuarial assumptions
Rate of increase in salaries	4.0	4.0
Discount rate	6.9	6.5

Total employee benefits

	2010		2009
	£	’000	£	’000
Balance sheet
Present value of funded obligation		2,321		2,416
Fair value of plan assets		(1,114)		(1,131)
		1,207		1,285
Present value of unfunded obligations		10,021		12,093
Liability in the balance sheet		11,228		13,378

	2010		2009
	£	’000	£	’000
Movement in the employee benefit obligation
Opening balance		14,509		17,116
Exchange differences		(646)		(1,263)
Current service cost		111		137
Interest on obligation		557		715
Actuarial (gains)/losses		(42)		42
Benefits paid		(2,147)		(2,238)
Closing balance		12,342		14,509

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

31	Employee benefits (continued)

	2010		2009
	£	’000	£	’000
Movement in the fair value of plan assets
Opening balance		(1,131)		(1,182)
Exchange differences		55		90
Expected return on plan assets		(57)		(57)
Actuarial loss		19		18
Closing balance		(1,114)		(1,131)

	2010		2009
	£	’000	£	’000
Income statement
Current service cost		111		137
Included within profit from operations		111		137

Interest on obligation		557		715
Expected return on plan assets		(57)		(57)
Included within finance charges		500		658
Total		611		795

Analysis of amount recognised in consolidated statement of comprehensive income

	2010		2009
	£	’000	£	’000
Experience gains and losses arising on the scheme liabilities		36		(47)
Changes in the assumptions underlying the present value of the scheme liabilities		(13)		(13)
Actuarial gain/(loss) recognised in consolidated statement of comprehensive income		23		(60)

The cumulative amount of actuarial gains and losses recognised in the other comprehensive income since the date of transition to IFRS in 2010: £43,000 gain (2009: £20,000 gain).

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

31	Employee benefits (continued)

History of experience gains and losses

	2010		2009		2008		2007		2006
	£	’000	£	’000	£	’000	£	’000	£	’000
Experience gains and losses arising on the scheme liabilities:
Amount		(36)		(47)		(30)		25		106
Percentage of the present value of the scheme liabilities		(0.3%)		(0.3%)		(0.2%)		0.2%		0.6%

Present value of scheme liabilities		(12,342)		(14,509)		(17,116)		(14,784)		(16,489)
Fair value of scheme assets		1,114		1,131		1,182		863		142
Employee benefit liability		(11,228)		(13,378)		(15,934)		(13,921)		(16,347)

The actual return on plan assets was a loss of £38,000 (2009: loss £39,000).

The estimated amount of contributions expected to be paid to the scheme during the current financial year is £nil (2009: £nil).

32	Provisions

	Warranty		Other		Total
	£	’000	£	’000	£	’000
At 1 January 2010		1,971		959		2,930
Charged/(credited) to the income statement:
- Additional provisions		1,438		(70)		1,368
- Unused amounts reversed		(1,503)		(74)		(1,577)
Used during the year		(108)		(23)		(131)
Exchange differences		(56)		13		(43)
At 31 December 2010		1,742		805		2,547

Other provisions mainly relate to potential tax liabilities for which the outcome is uncertain. It is expected that this provision will be utilised in the next two to five years. The warranty provision represents management’s best estimate of the Group’s liabilities under warranties granted on undercarriage products. The timing of the utilisation of this provision is uncertain but it is expected to be used within the next two years.

	Warranty		Other		Total
	£	’000	£	’000	£	’000
Within 1 year		1,596		137		1,733
Between 1 and 2 years		146		133		279
Between 2 and 5 years		-		535		535
Over 5 years		-		-		-
At 31 December 2010		1,742		805		2,547

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

33	Share capital

Authorised:

	Number of 40 pence shares	Ordinary shares
	(thousands)	£	’000
At 1 January 2010	150,000		60,000
Increase in authorised share capital	-		-
At 31 December 2010	150,000		60,000

Allotted, called up and fully paid:

	Number of 40 pence shares	Ordinary shares
	(thousands)	£	’000
At 1 January 2010 and at 31 December 2010	82,981		33,192

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

34	Share-based payments

New share options have been granted under the Unapproved Share Option Scheme (‘USOS’) 2004. Under this scheme, the Company can grant options over shares to employees in the Group.  Options were granted with a fixed exercise price equal to the market price of the shares under option at the day before the grant date.  The contractual life of an option is 10 years.  Awards under the USOS are generally reserved for employees at senior management level and above.  Options granted to senior management in 2010 under the USOS are exercisable on or after the third anniversary of the date of grant. Options granted to directors are exercisable from the date of the grant.  Exercise of an option is subject to continued employment.  The share options granted in 2009 can only be exercised once the Group achieves a leverage ratio of 3.5:1 or less. Options were valued using the Black-Scholes option-pricing model.  The fair value per option granted and the assumptions used in the calculation are as follows:

	Grant 2009	Grant 2010	Grant 2010
Grant date	01/06/09	08/09/10	08/09/10
Share price at grant date	0.335	0.63	0.63
Exercise price	0.40	0.63	0.63
Number of employees	10	3	6
Shares under option	3,890,000	832,500	720,000
Vesting period (years)	3	-	3
Expected volatility	105.7%	107.1%	107.1%
Option life (years)	10	10	10
Expected life (years)	6.5	5	6.5
Risk free rate	2.64%	1.71%	1.71%
Expected dividends expressed as a dividend yield	2.18%	2.20%	2.40%
Fair value per option	£0.23	£0.43	£0.44

The expected volatility is based on historical volatility since 1 January 2006.  The expected life is the average expected period to exercise.  The risk free rate of return is the yield on zero-coupon UK government bonds of a term consistent with the assumed option life.

	2010		2009
	Number	Weighted average exercise price	Number	Weighted average exercise price
Outstanding at 1 January	3,890,000	£0.40	3,770,000	£1.74
Cancelled	-	-	(3,770,000)	£1.74
Exercised	-	-	-	-
Granted	1,552,500	£0.63	3,890,000	£0.40
Outstanding at 31 December	5,442,500	£0.47	3,890,000	£0.40
Exercisable at 31 December	832,500	£0.63	-	Nil

The weighted average fair value of options granted in the year was £0.44 (2009: £0.23).

The total charge for the year relating to employee share-based payments was £577,000 (2009: £150,000).

Share options outstanding at the year end have an exercise price range of £0.40 to £0.63 (2009: £0.40) and a weighted average contractual life of 8.8 years (2009: 9.4 years).

35	Capital commitments

Capital commitments of the Group, which were contracted for, but not provided for, as at 31 December 2010 were £2,014,000 (2009: £1,015,000). Capital commitment relates to capital expenditure on property, plant and equipment.

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

36	Operating lease commitments

The present value of minimum lease payments under non-cancellable operating leases are given below:

	2010		2009
	£	’000	£	’000
Expiring within:
One year		2,636		2,209
Two to five years		3,067		2,942
More than five years		229		41
		5,932		5,192

Operating leases represent principally plant and machinery and motor vehicles.

37	Contingent liabilities

The nature of work of the Group means that from time to time, the Group is subject to claims by employees for work related injuries.  The Group always defends these claims and provision for any liability is only made when it is probable that the Group will be required to make payment.  No such liabilities existed at the year end. (2009: £nil)

38	Related party transactions

During the year the Group companies entered into the following transactions with related parties:

	2010		2009
	£	’000	£	’000
Sales of goods:
- Titan International Inc related companies		-		-
- Associate		-		13
- Joint venture		137		65
		137		78
Purchases of goods:
- Titan International Inc related companies		(6,628)		(5,008)
- Associate		(612)		(303)
- Joint venture		(3,319)		(2,797)
		(10,559)		(8,108)

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

38	Related party transactions (continued)

Year end balances arising from sales/purchases of goods

		2010		2009
	Note	£	’000	£	’000
Receivables from related parties:
- Titan International Inc related companies			-		2
- Associate			-		-
- Joint venture			15		201
	21		15		203
Payables to related parties:
- Titan International Inc related companies			(2,270)		(1,777)
- Associate			(112)		(233)
- Joint venture			(1,147)		(1,121)
	25		(3,529)		(3,131)

Year end balances arising from loans receivable/payable

		2010		2009
		£	’000	£	’000
Loans receivable from related parties:
Beginning of the year			-		243
Loan repayments received			-		(225)
Foreign exchange			-		(18)
	21		-		-

Remuneration of key management personnel

Key management personnel includes executive directors whose remuneration is detailed in note 14, Company managing directors and key operational directors.

		2010		2009
	Note	£	’000	£	’000
Short-term employee benefits			3,554		3,199
Post employment benefits			784		838
Share-based payments	34		577		150
			4,915		4,187

Notes to the consolidated financial statements (continued)
for the year ended 31 December 2010

39	Events after the balance sheet date

Acquisition of subsidiary

On 19  April 2011Titan Italia SpA, a wholly owned subsidiary of Titan Europe Plc acquired the remaining 50 per cent. interest in its joint venture business, Titan Jantsa Jant Sanayi Ticaret ve Sanayi A.Ş. (“Titan Jantsa”) from JANTSA-Jant Sanayı ve Tıcaret A.S. (“JANTSA”). The cash consideration paid for the shareholding is €8.5m (£7.5m).

The fair value exercise is at an early stage and it is impracticable to determine appropriate fair values. Provisional book and fair values will be disclosed in the Group’s 2011 Half Year Report. Initial unaudited book values recorded in the March 2011 management accounts reflect fixed assets of £3.3m, inventory of £1.3m and cash of £2.9m.

Titan Jantsa, established as a joint venture in 2005, serves the Turkish market and Western European OEM customers principally for agricultural wheels up to 38-inch diameter. The Titan Jantsa operation currently manufactures 150,000 wheels per year and produces for CNH, Same, Landini and CLAAS in Europe and Turk Tractor in Turkey.

Share placing

On 28 April 2011 Titan Europe Plc placed 4,149,031 new ordinary shares pursuant to the existing authority granted by shareholders at 90p per share to raise approximately £3.7m (gross).